EXHIBIT 5.1

Tel-Aviv, January 11, 2021

Our file: 220041.0

RADA Electronic Industries Ltd.
7 Giborei Israel Blvd.
Netanya, 4250407
Israel

Ladies and Gentlemen,

Re: Registration Statement on Form F-3 of RADA Electronic Industries Ltd.

We have acted as counsel to RADA Electronic Industries Ltd., a company organized under the laws of the State of Israel, (the “Registrant” or the “Company”) in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to $100,000,000  aggregate amount of any or all of the following securities (the “Securities”): (i) ordinary shares, par value NIS 0.03 per share, of the Registrant (“Ordinary Shares”); (ii) warrants to purchase equity securities or debt securities (“Warrants”); (iii) debt securities (“Debt Securities”); (iv) subscription rights to purchase Ordinary Shares (“Subscription Rights”); and (iv) units comprised of one or more of the Ordinary Shares, Warrants, Debt Securities and Subscription Rights in any combination (“Units”).

As counsel to the Registrant in connection with the registering of the Securities pursuant to the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that:

1.
When the issuance of the Ordinary Shares has been duly authorized by appropriate corporate action, and the Ordinary Shares have been duly issued, sold and delivered in accordance with the applicable definitive purchase agreement or other similar agreement approved by, or on behalf of, the Registrant’s Board of Directors, the Ordinary Shares will be legally issued, fully paid and nonassessable.

2.
When the issuance of the Warrants has been duly authorized by appropriate corporate action, and the Warrants have been duly executed and delivered against payment therefore, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Registrant and a warrant agent, the Warrants will be valid and binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.
When the issuance of the Ordinary Shares and/or Debt Securities issuable upon the exercise of any Warrants has been duly authorized by appropriate corporate action, and the Ordinary Shares and/or the Debt Securities have been duly issued, and the Registrant has received any additional consideration which is payable upon the exercise of the Warrants, the Ordinary Shares and/or Debt Securities will be legally issued, fully paid and nonassessable.

4.
With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Indenture duly executed by the Company and a trustee, such Debt Securities will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

5.
With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

6.
With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Subscription Rights Agreement, in the case of Subscription Rights; (ii) Warrant Agreement, in the case of Warrants; and (iii) Indenture, in case of Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law., such Units will be validly issued and legally binding obligations of the Registrant, enforceable against the Registrant in accordance with the Unit Agreement.

7.
Under the laws of Israel, the designation of the law of the State of New York to apply to the Warrant Agreement and the Subscription Rights Agreement will be binding upon the Registrant, and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel subject to the existence of special circumstances or considerations, and subject generally to the discretion of the Israeli court ruling on the matter.

The opinion expressed herein is limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.
We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

b.
Registrant may issue the securities from time to time on a delayed or continuous basis and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any securities Registrant will afford us an opportunity to review the operative documents pursuant to which such securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such securities.

c.
In connection with this opinion we have assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant.

d.
The opinion set forth above is subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

e.
The opinion set forth above is subject to the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

f.
Except as expressly set forth above, we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or accumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

This opinion is being rendered solely for the benefit of the Registrant in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without my prior written consent. In giving this opinion, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Carter Ledyard & Milburn LLP may rely upon this opinion for the purpose of rendering their opinion dated January 11, 2021 with respect to certain matters concerning the Securities.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus which is a part of the Registration Statement.

Yours faithfully,
/s/S.. Friedman & Co.
S. FRIEDMAN & CO.
Advocates